UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
of the
SECURITIES EXCHANGE ACT OF 1934

Date of Event: June 18, 2006

Nexia Holdings, Inc.
(Exact name of registrant as specified in its charter)

NEVADA
(State or other jurisdiction of incorporation or organization)

33-2128-D (Commission File Number)	84-1062062 (IRS Employer Identification Number)

c/o Richard Surber, President
59 West 100 South, Second Floor, Salt Lake City, Utah 84101
(Address of principal executive offices)

(801) 575-8073
(Registrant's telephone number, including area code)

ITEM 8.01 Other Events

On June 19, 2006, Diversified Holdings I., (“DHI”) a subsidiary of Nexia Holdings, Inc. (“Nexia”) signed a Consultancy Service Engagement Contract (“Agreement”) with Conceptual Management Limited (hereafter the “Conceptual”) to perform investor relations services for Diversified Financial Resources Corporation (“DVFN”). The agreement provides that Conceptual will profile DVFN on one or more of its websites, assist in news dissemination for DVFN’s products and services, publish a profile of DVFN and provide investor relations services to provide corporate visibility and brand awareness for DVFN. The term of the Agreement is for six months.

DHI has agreed to transfer to Conceptual twelve million five hundred thousand (12,500,000) freely tradeable shares of DVFN, these shares were received by DHI as settlement of a prior debt of DVFN owed to DHI. DHI holds not less than five million shares of the common stock of DVFN and may sell some or all of those shares during the period during which Conceptual provides its services. DHI and or Nexia may also acquire shares during the same period of time. Conceptual’s services may cause the stock price of DVFN to increase, in which event DHI would receive an additional benefit when it sells the shares it holds in DVFN. Additionally, DHI’s sales of DVFN shares may have a negative effect on the market price of DVFN’s common stock.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Pro forma financial statements, if required, will be filed by amendment within the time allowed by rule.

EXHIBIT	PAGE
NO.	NO.	DESCRIPTION

99(i)	3	Consultancy Service Engagement Contract between Diversified Holdings I, Inc. and Conceptual Management Limited, effective date of June 1, 2006.

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Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nexia Holdings, Inc.

Date: June 19, 2006	By:	/s/ Richard Surber
Richard Surber CEO, CFO, President and Director

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